Exhibit 99.1

NEWS RELEASE

CONTACT:

Jason Korstange

(952) 745-2755
www.tcfbank.com

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports First Quarter Earnings and EPS ($.65)

FIRST QUARTER HIGHLIGHTS

•                  Record diluted earnings per share of 65 cents

•                  Net income of $82.7 million

•                  Record return on average assets of 2.24 percent

•                  Record return on average common equity of 31.81 percent

•                  Average Power Assets® increased $1.2 billion, or 12.2 percent

•                  Average Power Liabilities® increased $566.4 million, or 6.2 percent

EARNINGS SUMMARY

($ in thousands, except per-share data)

	Three Months Ended March 31,
	2007	2006	Change
Net income	$82,724	$58,222	42.1%
Diluted earnings per common share	.65	.45	44.4

Financial Ratios (1)
Return on average assets	2.24%	1.71%
Return on average common equity	31.81	23.82
Net interest margin	4.00	4.25
Net charge-offs as a percentage of average loans and leases	.10	.08

(1) Annualized.

WAYZATA, MN, April 24, 2007 – TCF Financial Corporation (“TCF”) (NYSE: TCB) today reported diluted earnings per share of 65 cents for the first quarter of 2007, up 44.4 percent, compared with 45 cents for the same 2006 period. Net income for the first quarter of 2007 was $82.7 million, up 42.1 percent from $58.2 million for the first quarter of 2006. The first quarter of 2007 includes a $31.2 million pre-tax gain on the sale of ten outstate Michigan branches and an $8.5 million reduction of income tax expense related to a favorable settlement with the Internal Revenue Service, for a combined after-tax impact of 23 cents per diluted share. The first quarter of 2006 includes $4.5 million in pre-tax gain on sale of assets, including a $1.6 million net gain on the sale of mortgage servicing rights for a combined after-tax impact of two cents per diluted share.

For the first quarter of 2007, return on average assets (“ROA”) was 2.24 percent and return on average common equity (“ROE”) was 31.81 percent, compared with 1.71 percent and 23.82 percent, respectively, for the first quarter of 2006.

Chief Executive Officer’s Statement

“TCF’s record earnings for the first quarter of 2007 included a non-recurring gain from the sale of ten outstate Michigan branches and a favorable income tax settlement with the IRS. TCF’s first quarter operating results were satisfactory, but like other financial institutions, were negatively impacted by the inverted yield curve and the slow housing markets,” said Lynn A. Nagorske, Chief Executive Officer.

Total Revenue

	Three Months
($ in thousands)	Ended March 31,		Change
	2007	2006	$	%
Net interest income	$135,477	$131,168	$4,309	3.3%
Fees and other revenue:
Fees and service charges	62,022	61,555	467.8
Card revenue	23,261	21,262	1,999	9.4
ATM revenue	8,749	9,099	(350)	(3.8)
Investments and insurance	2,178	2,488	(310)	(12.5)
Total banking fees and other revenue	96,210	94,404	1,806	1.9
Leasing and equipment finance	14,001	11,915	2,086	17.5
Other	1,953	8,252	(6,299)	(76.3)
Total fees and other revenue	112,164	114,571	(2,407)	(2.1)
Gains on sales of branches and real estate	31,173	2,928	28,245	N.M.
Total non-interest income	143,337	117,499	25,838	22.0
Total revenue	$278,814	$248,667	$30,147	12.1

Net interest margin (1)	4.00%	4.25%
Fees and other revenue as a % of:
Total revenue	40.23	46.07
Average assets (1)	3.03	3.37

(1)  Annualized.

Net Interest Income

TCF’s net interest income in the first quarter of 2007 was $135.5 million, up $4.3 million, or 3.3 percent, from the first quarter of 2006 and down $410 thousand, or .3 percent, from the fourth quarter of 2006. Net interest margin in the first quarter of 2007 was 4.00 percent, compared with 4.25 percent for the first quarter of 2006 and 4.07 percent for the fourth quarter of 2006.

The increase in net interest income from the first quarter of 2006 was primarily attributable to a $1.2 billion, or 9.6 percent, increase in average interest-earning assets, partially offset by the 25 basis point reduction in net interest margin. The decrease in net interest margin from the first quarter of 2006 was primarily due to continued customer preference for lower-yielding fixed-rate loans and higher-cost market-rate deposits, largely due to the flat or inverted yield curve, as well as increased higher-cost borrowings.

The decrease in net interest income from the fourth quarter of 2006 was primarily due to two less days in the first quarter of 2007 and a seven basis point reduction in net interest margin. The decrease in net interest margin from the fourth quarter of 2006 was primarily due to lower yields on interest earning assets and higher rates on deposits.

Non-interest Income

Total non-interest income was $143.3 million for the first quarter of 2007, up $25.8 million, or 22 percent, from the same period of 2006.

Banking fees and service charges were $62 million for the first quarter of 2007, up $467 thousand, or .8 percent, from the first quarter of 2006, primarily attributable to deposit account growth, partially offset by lower overdraft incident rates.

Card revenues totaled $23.3 million for the first quarter of 2007, up $2 million, or 9.4 percent, over the same period in 2006, primarily due to increased sales volume as a result of increases in the number of active accounts and transactions per account.

Leasing and equipment finance revenues were $14 million for the first quarter of 2007, up $2.1 million, or 17.5 percent, from the 2006 first quarter, primarily due to higher operating lease revenue and other fees.

Other revenues were $2 million for the first quarter of 2007, down $6.3 million from the same period of 2006. The decrease in other revenue is partially due to a $4 million decrease in mortgage banking revenue, including a $2.3 million gain on sale of mortgage servicing rights, related to the exit from this business in 2006. Other revenue also declined due to a $2.4 million decrease in gains on sale of educational loans, related to the accelerated sale of certain educational loans in 2006, due to legislative changes to student loan programs.

In the first quarter of 2007, TCF completed its sale of ten outstate branches in Michigan, with $241.4 million of deposits, and recorded a pre-tax gain of $31.2 million.

Branches

During the first quarter of 2007, TCF opened two new traditional and two new supermarket branches, closed four supermarket branches and transferred the customer accounts to nearby branches, and sold ten branches, including the related deposit accounts. TCF has now opened 126 new branches since January 2002, representing 28 percent of TCF’s 443 total branches. TCF intends to open 16 additional branches in 2007, consisting of nine traditional branches, four supermarket branches and three campus branches. In order to improve the customer experience and enhance deposit growth, TCF also intends to relocate seven branches to improved locations and facilities, including six traditional branches and one supermarket branch, and to remodel 21 supermarket branches and one traditional branch during the remainder of 2007. TCF also plans to close three traditional branches and one supermarket branch during the remainder of 2007.

During the first quarter of 2007, TCF entered into a new exclusive campus banking relationship with the University of Illinois. This relationship will provide college students with internet banking, bill payment capabilities and checking account access through their i-cards, as well as access to 12 new TCF ATM machines on campus. The University of Illinois has an annual enrollment of 70,000 students, employs 24,000 faculty and staff, and has more than 550,000 alumni. TCF now has 11 campus banking alliances which provide an excellent source of new customers.

	March 31,	December 31,	December 31,
(# of branches)	2007	2006	2001

Total Branches
Minnesota	108	107	88
Illinois	196	195	179
Michigan	55	64	57
Colorado	44	44	13
Wisconsin	33	36	33
Indiana	6	6	5
Arizona	1	1	—
	443	453	375

New Branches (1)
Traditional	75	73
Supermarket	44	43
Campus	7	7
Total	126	123
% of Total Branches	28%	27%

(1) New branches opened since January 1, 2002.

Additional information regarding the results of TCF’s new branches opened since January 1, 2002 is summarized as follows:

	At or For the Three Months Ended
	March 31,
($ in thousands)	2007	2006	Change	% Change

Number of deposit accounts	312,624	227,647	84,977	37.3%
Average deposits:
Checking	$345,130	$282,456	$62,674	22.2
Savings	326,598	245,728	80,870	32.9
Money market	42,243	25,724	16,519	64.2
Subtotal	713,971	553,908	160,063	28.9
Certificates of deposit	445,026	354,379	90,647	25.6
Total deposits	$1,158,997	$908,287	$250,710	27.6

Total fees and other revenue (quarter ended)	$14,956	$11,584	$3,372	29.1

Power Assets®

TCF’s Average Power Assets increased $1.2 billion, or 12.2 percent, from the first quarter of 2006. TCF’s average consumer loan balances increased $709.4 million, or 13.5 percent, average commercial loan balances increased $152.9 million, or 5.5 percent, and leasing and equipment finance balances increased $304.9 million, or 19.9 percent, from the first quarter of 2006.

TCF’s Average Power Assets increased $175.2 million, or 6.6 percent (annualized), from the fourth quarter of 2006. The first quarter’s lower annualized growth rate is primarily related to slower growth in consumer home equity loans, resulting from the soft housing markets and increased prepayments of commercial real estate loans.

“TCF continues to focus on our high quality, prime home equity customers, in the slower consumer housing market,” said Lynn A. Nagorske, Chief Executive Officer.

	Average Balances for the
	Three Months Ended March 31,		Change
($ in thousands)	2007	2006	$	%
Loans and leases (1):
Consumer home equity and other:
Home equity:
First mortgage lien	$3,808,390	$3,409,051	$399,337	11.7%
Junior lien	2,109,723	1,806,666	303,057	16.8
Total consumer home equity	5,918,113	5,215,717	702,394	13.5
Other	41,853	34,833	7,021	20.2
Total consumer home equity and other	5,959,966	5,250,550	709,415	13.5
Commercial real estate	2,377,683	2,329,579	48,104	2.1
Commercial business	554,127	449,364	104,763	23.3
Leasing and equipment finance	1,837,964	1,533,034	304,930	19.9
Power Assets	$10,729,740	$9,562,527	$1,167,212	12.2

(1) Excludes residential real estate loans, education loans held for sale and operating leases.

Power Liabilities®

Average Power Liabilities totaled $9.7 billion for the first quarter of 2007, with an average interest rate of 2.38 percent, an increase of $566.4 million, or 6.2 percent, from the first quarter of 2006. The growth in average Power Liabilities was primarily driven by increases in Premier Checking, Premier Savings and certificates of deposit, partially offset by declines in other lower-cost interest-bearing checking and savings, and money market balances. Average custodial balances decreased $81.9 million primarily due to the sale of mortgage servicing rights in the first quarter of 2006.

Average Power Liabilities increased $210.2 million, or 8.8 percent (annualized), from the fourth quarter of 2006. The first quarter’s higher annualized growth rate is primarily attributable to growth in interest-bearing deposit products.

	Average Balances and Rates for the
	Three Months Ended March 31,		Change
($ in thousands)	2007	2006	$		%
Non-interest bearing deposits:
Retail	$1,532,150	$1,554,007	$(21,857)		(1.4)%
Small business	596,460	590,240	6,220		1.1
Commercial and custodial	201,860	282,409	(80,549)		(28.5)
Total non-interest bearing deposits	2,330,470	2,426,656	(96,186)		(4.0)
Interest-bearing deposits:
Premier checking	1,073,500	938,055	135,445		14.4
Other checking	824,512	909,960	(85,448)		(9.4)
Subtotal	1,898,012	1,848,015	49,997		2.7
Premier savings	1,070,059	780,046	290,013		37.2
Other savings	1,314,471	1,440,818	(126,347)		(8.8)
Subtotal	2,384,530	2,220,864	163,666		7.4
Money market	610,286	669,602	(59,316)		(8.9)
Subtotal	4,892,828	4,738,481	154,347		3.3
Certificates of deposit	2,513,838	2,005,639	508,199		25.3
Total interest-bearing deposits	7,406,666	6,744,120	662,546		9.8
Power Liabilities	$9,737,136	$9,170,776	$566,360		6.2

Average rate on deposits	2.38%	1.76%	62	bps	N/A
Total number of deposit accounts (1)	2,406,725	2,289,236	117,489		5.1

N/A  Not Applicable.

(1) Excluding sold Michigan branches.

Non-interest Expense

Non-interest expense totaled $164.2 million for the first quarter of 2007, up $3.9 million, or 2.4 percent, from $160.3 million for the first quarter of 2006.

Compensation and employee benefits were well controlled and increased only $1.9 million, or 2.2 percent, from the first quarter of 2006. Branch expansion increased employee compensation and benefits by $1.5 million during the first quarter.

Occupancy and equipment expenses increased $2.4 million, or 8.6 percent, from the first quarter of 2006, primarily driven by a $1.1 million increase in costs associated with branch expansion.

Operating lease depreciation increased $1.2 million from the first quarter of 2006, primarily due to a $20.1 million increase in average operating lease balances in TCF’s leasing and equipment finance subsidiaries.

Other expenses decreased by $1.9 million, or 5 percent, from the first quarter of 2006, primarily attributable to a $700 thousand decrease in expenses due to the sale of mortgage servicing rights in the first quarter of 2006, and a $555 thousand recovery on the redemption of a commercial real estate property in the first quarter of 2007.

	Three Months Ended
	March 31,		Change
($ in thousands)	2007	2006	$	%
Compensation and employee benefits	$88,093	$86,168	$1,925	2.2%
Occupancy and equipment	30,451	28,051	2,400	8.6
Advertising and promotions	5,981	5,716	265	4.6
Other	35,315	37,182	(1,867)	(5.0)
Subtotal	159,840	157,117	2,723	1.7
Operating lease depreciation	4,360	3,163	1,197	37.8
Total non-interest expense	$164,200	$160,280	$3,920	2.4

Credit Quality

At March 31, 2007, TCF’s allowance for loan and lease losses totaled $60.5 million, or .53 percent of loans and leases, compared with $58.5 million, or .52 percent, at December 31, 2006. The provision for credit losses for the first quarter of 2007 was $4.7 million, up $3.5 million from the first quarter of 2006, primarily due to higher consumer home equity charge-offs partially offset by a $2.1 million recovery on a previously charged-off lease. Net loan and lease charge-offs in the first quarter of 2007 were $2.7 million, or .10 percent (annualized) of average loans and leases, compared with $2.2 million, or .08 percent (annualized) for the same 2006 period.

At March 31, 2007, TCF’s over-30-day delinquency rate was .41 percent, down from .63 percent at December 31, 2006. Non-accrual loans and leases were $55.1 million, or .49 percent of net loans and leases, at March 31, 2007, compared with $43.2 million, or .38 percent, at December 31, 2006. Total non-performing assets were $82.3 million, or .55 percent of total assets, at March 31, 2007, up from $65.6 million, or .45 percent, at December 31, 2006. The increase in non-accrual loans and leases from December 31, 2006 was primarily due to a $13.8 million Minnesota commercial real estate loan, which migrated from delinquent status in the first quarter of 2007.

	Three Months Ended
	March 31,
($ in thousands)	2007	2006
Allowance for loan and lease losses:
Balance at beginning of period	$58,543	$55,823
Net (charge-offs) recoveries:
Consumer home equity	(3,262)	(1,399)
Consumer other	287	316
Total consumer	(2,975)	(1,083)
Commercial real estate	(403)	(69)
Commercial business	(148)	(154)
Leasing and equipment finance	838	(831)
Residential real estate	(28)	(32)
Total	(2,716)	(2,169)
Provision for credit losses	4,656	1,151
Balance at end of period	$60,483	$54,805

Income Taxes

TCF’s income tax expense was $27.2 million for the first quarter of 2007, or 24.8 percent of pre-tax income, compared with $29 million, or 33.3 percent, for the comparable 2006 period. The income tax expense for the first quarter of 2007 includes an $8.5 million reduction related to a favorable settlement with the IRS of a tax issue from a prior year. Excluding this item, the effective income tax rate was 32.5 percent, slightly lower than the first quarter of 2006.

Effective January 1, 2007, TCF adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, with no adjustment to TCF’s financial statements.

Capital

During the first quarter of 2007, TCF repurchased 1.1 million shares of its common stock at an average cost of $26.44 per share. On April 14, 2007, TCF’s Board of Directors authorized a new stock repurchase program for the company to acquire up to five percent of TCF common stock, or an additional 6.5 million shares. TCF has a total of 8.2 million shares authorized under its stock repurchase programs.

	At March 31,		At March 31,
($ in thousands, except per-share data)	2007		2006

Stockholders’ equity	$1,062,008		$968,300
Stockholders’ equity to total assets	7.13%		6.99%
Book value per common share	$8.21		$7.35

Tier 1 risk-based capital	$940,227	8.83%	$850,945	8.36%
Total risk-based capital	1,201,061	11.28	1,110,762	10.91
Total risk-based capital “well-capitalized” requirement	1,064,644	10.00	1,017,778	10.00
Excess risk-based capital over “well-capitalized” requirement	136,417	1.28	92,984.91

Website Information

A live webcast of TCF’s conference call to discuss first quarter earnings will be hosted at TCF’s website, www.tcfbank.com, on April 24, 2007 at 10:00 a.m., CT. Additionally, the webcast is available for replay at TCF’s website after the conference call. The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national financial holding company with $14.9 billion in total assets. TCF has 443 banking offices in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana and Arizona. Other TCF affiliates provide leasing and equipment finance, and investments and insurance sales.

Forward-looking Information

This earnings release and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance. In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others. Forward-looking statements deal with matters that do not relate strictly to historical facts. TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans and are subject to a number of risks and uncertainties. These include but are not limited to possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins; deposit outflows; an inability to increase the number of deposit accounts and the possibility that deposit account losses (fraudulent checks, etc.) may increase; impact of legal, legislative or other changes affecting customer account charges and fee income; reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; changes in accounting standards or interpretations of existing standards; monetary, fiscal or tax policies of the federal or state governments, including adoption of state legislation that would increase state taxes; adoption of proposed federal legislation reducing interest subsidies and other benefits available to TCF in its education lending programs; adverse findings in tax audits or regulatory examinations; changes in credit and other risks posed by TCF’s loan, lease and investment portfolios, including declines in commercial or residential real estate values or changes in allowance for loan and lease losses methodology dictated by new regulatory requirements; imposition of vicarious liability on TCF as lessor in its leasing operations; denial of insurance coverage for claims made by TCF; technological, computer-related or operational difficulties or loss or theft of information; adverse changes in securities markets; and results of litigation, including reductions in card revenues resulting from litigation brought by various merchants or merchant organizations against Visa; or other significant uncertainties. Investors should consult TCF’s Annual Report on Form 10-K, and Forms 10-Q and
8-K for additional important information about the Company.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	March 31,		Change
	2007	2006	$	%
Interest income:
Loans and leases	$201,605	$176,983	$24,622	13.9
Securities available for sale	25,105	23,699	1,406	5.9
Education loans held for sale	4,146	4,347	(201)	(4.6)
Investments	2,806	677	2,129	N.M.
Total interest income	233,662	205,706	27,956	13.6
Interest expense:
Deposits	57,155	39,847	17,308	43.4
Borrowings	41,030	34,691	6,339	18.3
Total interest expense	98,185	74,538	23,647	31.7
Net interest income	135,477	131,168	4,309	3.3
Provision for credit losses	4,656	1,151	3,505	N.M.
Net interest income after provision for credit losses	130,821	130,017	804.6
Non-interest income:
Fees and service charges	62,022	61,555	467.8
Card revenue	23,261	21,262	1,999	9.4
ATM revenue	8,749	9,099	(350)	(3.8)
Investments and insurance revenue	2,178	2,488	(310)	(12.5)
Subtotal	96,210	94,404	1,806	1.9
Leasing and equipment finance	14,001	11,915	2,086	17.5
Other	1,953	8,252	(6,299)	(76.3)
Fees and other revenue	112,164	114,571	(2,407)	(2.1)
Gains on sales of branches and real estate	31,173	2,928	28,245	N.M.
Total non-interest income	143,337	117,499	25,838	22.0
Non-interest expense:
Compensation and employee benefits	88,093	86,168	1,925	2.2
Occupancy and equipment	30,451	28,051	2,400	8.6
Advertising and promotions	5,981	5,716	265	4.6
Other	35,315	37,182	(1,867)	(5.0)
Subtotal	159,840	157,117	2,723	1.7
Operating lease depreciation	4,360	3,163	1,197	37.8
Total non-interest expense	164,200	160,280	3,920	2.4
Income before income tax expense	109,958	87,236	22,722	26.0
Income tax expense	27,234	29,014	(1,780)	(6.1)
Net income	$82,724	$58,222	$24,502	42.1

Net income per common share:
Basic	$.65	$.45	$.20	44.4
Diluted	$.65	$.45	$.20	44.4

Dividends declared per common share	$.2425	$.23	$.0125	5.4

Average common and common equivalent shares outstanding (in thousands):
Basic	127,676	130,282	(2,606)	(2.0)
Diluted	127,921	130,447	(2,526)	(1.9)

N.M. Not meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

	At	At	At	% Change from
	March 31,	December 31,	March 31,	December 31,	March 31,
	2007	2006	2006	2006	2006
	(Unaudited)		(Unaudited)
ASSETS

Cash and due from banks	$282,502	$348,980	$330,891	(19.0)%	(14.6)%
Investments	272,273	170,129	72,082	60.0	N.M.
Securities available for sale	1,859,244	1,816,126	1,816,135	2.4	2.4
Education loans held for sale	208,107	144,574	234,324	43.9	(11.2)
Loans and leases:
Consumer home equity and other	6,041,881	5,945,077	5,384,702	1.6	12.2
Commercial real estate	2,362,023	2,390,653	2,394,722	(1.2)	(1.4)
Commercial business	561,434	551,995	469,754	1.7	19.5
Leasing and equipment finance	1,849,874	1,818,165	1,575,483	1.7	17.4
Subtotal	10,815,212	10,705,890	9,824,661	1.0	10.1
Residential real estate	602,748	627,790	732,912	(4.0)	(17.8)
Total loans and leases	11,417,960	11,333,680	10,557,573.7		8.1
Allowance for loan and lease losses	(60,483)	(58,543)	(54,805)	(3.3)	(10.4)
Net loans and leases	11,357,477	11,275,137	10,502,768.7		8.1
Premises and equipment, net	416,570	406,087	375,679	2.6	10.9
Goodwill	152,599	152,599	152,599	—	—
Other assets	349,603	356,102	367,458	(1.8)	(4.9)
	$14,898,375	$14,669,734	$13,851,936	1.6	7.6

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Checking	$4,404,950	$4,348,256	$4,463,456	1.3	(1.3)
Savings	2,415,895	2,351,580	2,360,507	2.7	2.3
Money market	599,635	585,779	637,223	2.4	(5.9)
Subtotal	7,420,480	7,285,615	7,461,186	1.9	(.5)
Certificates of deposit	2,477,230	2,483,635	2,128,723	(.3)	16.4
Total deposits	9,897,710	9,769,250	9,589,909	1.3	3.2
Short-term borrowings	47,376	214,112	346,528	(77.9)	(86.3)
Long-term borrowings	3,571,930	3,374,428	2,688,131	5.9	32.9
Total borrowings	3,619,306	3,588,540	3,034,659.9		19.3
Accrued expenses and other liabilities	319,351	278,570	259,068	14.6	23.3
Total liabilities	13,836,367	13,636,360	12,883,636	1.5	7.4
Stockholders’ equity:
Common stock, par value $.01 per share, 280,000,000 shares authorized; 131,520,842; 131,660,749 and 184,220,375 shares issued	1,315	1,317	1,842	(.2)	(28.6)
Additional paid-in capital	350,739	343,744	468,968	2.0	(25.2)
Retained earnings, subject to certain restrictions	835,218	784,011	1,564,207	6.5	(46.6)
Accumulated other comprehensive loss	(32,238)	(34,926)	(38,121)	7.7	15.4
Treasury stock at cost, 2,214,530; 1,242,413 and 52,397,230 shares, and other	(93,026)	(60,772)	(1,028,596)	(53.1)	91.0
Total stockholders’ equity	1,062,008	1,033,374	968,300	2.8	9.7
	$14,898,375	$14,669,734	$13,851,936	1.6	7.6

N.M. Not meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Allowance for loan and lease losses:

	At or For the Quarter Ended March 31, 2007				At or For the Year Ended December 31, 2006
		Allowance				Allowance
		as a % of	Net Charge-offs (Recoveries)			as a % of	Net Charge-offs (Recoveries)
	Allowance	Portfolio	$	% (1)	Allowance	Portfolio	$	%
Consumer home equity	$15,345.26%		$3,262.22%		$12,615.21%		$7,346.13%
Consumer other	1,965	3.33	(287)	N.M.	2,211	3.54	4,802	N.M.
Total consumer	$17,310.29		$2,975.20		$14,826.25		$12,148.22
Commercial real estate	22,367.95		403.07		22,662.95		189.01
Commercial business	7,294	1.30	148.11		7,503	1.36	469.09
Leasing and equipment finance	12,970.70		(838)	(.18)	12,990.71		4,892.29
Residential real estate	542.09		28.02		562.09		271.04
Total	$60,483.53		$2,716.10		$58,543.52		$17,969.17

Quarterly Net Charge-Offs:

	Quarter Ended			Change from
	Mar. 31, 2007	Dec. 31, 2006	Mar. 31, 2006	Dec. 31, 2006	Mar. 31, 2006

Consumer home equity	$3,262	$3,100	$1,399	$162	$1,863
Consumer other	(287)	1,611	(316)	(1,898)	29
Total consumer	$2,975	$4,711	$1,083	$(1,736)	$1,892
Commercial real estate	403	(28)	69	431	334
Commercial business	148	168	154	(20)	(6)
Leasing and equipment finance	(838)	1,611	831	(2,449)	(1,669)
Residential real estate	28	166	32	(138)	(4)
Total	$2,716	$6,628	$2,169	$(3,912)	$547

Quarterly Net Charge-Offs as a Percentage of Average Loans and Leases:

	Quarter Ended (1)			Change from
	Mar. 31,	Dec. 31,	Mar. 31,	Dec. 31,	Mar. 31,
	2007	2006	2006	2006	2006
Consumer home equity	.22%	.21%	.11%	.01%	.11%
Total consumer	.20	.32	.08	(.12)	.12
Commercial real estate	.07	—	.01	.07	.06
Commercial business	.11	.13	.14	(.02)	(.03)
Leasing and equipment finance	(.18)	.36	.22	(.54)	(.40)
Residential real estate	.02	.10	.02	(.08)	—
Total	.10	.24	.08	(.14)	.02

Non-performing assets:

	At	At	At	Change from
	March 31,	December 31,	March 31,	December 31,	March 31,
	2007	2006	2006	2006	2006
Non-accrual loans and leases:
Consumer home equity and other	$18,059	$16,520	$12,631	$1,539	$5,428
Commercial real estate	25,500	12,849	7,010	12,651	18,490
Commercial business	2,292	3,421	2,105	(1,129)	187
Leasing and equipment finance	5,978	7,596	7,798	(1,618)	(1,820)
Residential real estate	3,277	2,799	1,221	478	2,056
Total non-accrual loans and leases	55,106	43,185	30,765	11,921	24,341
Other real estate owned:
Residential real estate	26,241	19,899	17,779	6,342	8,462
Commercial real estate	971	2,554	2,957	(1,583)	(1,986)
Total other real estate owned	27,212	22,453	20,736	4,759	6,476
Total non-performing assets	$82,318	$65,638	$51,501	$16,680	$30,817

N.M. Not meaningful.

(1)  Annualized

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Over 30-day delinquency data (1):

	At March 31,		At December 31,		At March 31,
	2007		2006		2006
	Principal	% of	Principal	% of	Principal	% of
	Balances	Portfolio	Balances	Portfolio	Balances	Portfolio
Consumer home equity and other	$27,653.46%		$34,313.58%		$20,087.37%
Commercial real estate	3,857.17		18,072.76		3,011.13
Commercial business	1,021.18		762.14		124.03
Leasing and equipment finance	7,102.39		8,499.47		6,059.39
Residential real estate	7,181	1.20	10,047	1.61	7,669	1.05
Total	$46,814.41		$71,693.63		$36,950.35

		At	At	At	Change from
		March 31,	December 31,	March 31,	December 31,	March 31,
		2007	2006	2006	2006	2006
Accruing loans and leases 90 or more days past due		$10,131	$12,214	$12,965	$(2,083)	$(2,834)

Potential Problem Loans and Leases (2):

		At	At	At	Change from
		March 31,	December 31,	March 31,	December 31,	March 31,
		2007	2006	2006	2006	2006
Commercial real estate		$25,563	$43,216	$48,360	$(17,653)	$(22,797)
Commercial business		16,747	11,664	10,026	5,083	6,721
Leasing and equipment finance		12,316	11,265	8,348	1,051	3,968
		$54,626	$66,145	$66,734	$(11,519)	$(12,108)

(1)	Excludes non-accrual loans and leases.
(2)

Consists of loans and leases primarily classified for regulatory purposes as substandard and reflect the distinct possibility, but not probability, that they will become non-performing or that TCF will not be able to collect all amounts due according to the contractual terms of the loan or lease agreement.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2007			2006
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)
ASSETS

Investments	$231,256	$2,806	4.91%	$70,655	$677	3.86%
Securities available for sale	1,861,335	25,105	5.40	1,781,586	23,699	5.32
Education loans held for sale	201,924	4,146	8.33	281,185	4,347	6.27
Loans and leases:
Consumer home equity:
Fixed-rate	4,475,520	76,676	6.95	3,350,168	55,522	6.72
Variable-rate	1,442,593	31,408	8.83	1,865,549	37,724	8.20
Consumer - other	41,853	1,021	9.89	34,833	793	9.23
Total consumer home equity and other	5,959,966	109,105	7.42	5,250,550	94,039	7.26
Commercial real estate:
Fixed- and adjustable-rate	1,732,636	27,236	6.38	1,569,077	23,926	6.18
Variable-rate	645,047	12,281	7.72	760,502	13,468	7.18
Total commercial real estate	2,377,683	39,517	6.74	2,329,579	37,394	6.51
Commercial business:
Fixed- and adjustable-rate	163,014	2,606	6.48	115,745	1,749	6.13
Variable-rate	391,113	7,247	7.51	333,619	5,635	6.85
Total commercial business	554,127	9,853	7.21	449,364	7,384	6.66
Leasing and equipment finance	1,837,964	34,247	7.45	1,533,034	27,286	7.12
Subtotal	10,729,740	192,722	7.27	9,562,527	166,103	7.03
Residential real estate	614,970	8,883	5.79	751,782	10,880	5.80
Total loans and leases	11,344,710	201,605	7.19	10,314,309	176,983	6.94
Total interest-earning assets	13,639,225	233,662	6.92	12,447,735	205,706	6.68
Other assets	1,162,261			1,167,325
Total assets	$14,801,486			$13,615,060

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits:
Retail	$1,532,150			$1,554,007
Small business	596,460			590,240
Commercial and custodial	201,860			282,409
Total non-interest bearing deposits	2,330,470			2,426,656
Interest-bearing deposits:
Premier checking	1,073,500	8,206	3.10	938,055	7,031	3.04
Other checking	824,512	534	0.26	909,960	556.25
Subtotal	1,898,012	8,740	1.87	1,848,015	7,587	1.67
Premier savings	1,070,059	11,319	4.29	780,046	7,299	3.79
Other savings	1,314,471	3,594	1.11	1,440,818	3,114.88
Subtotal	2,384,530	14,913	2.54	2,220,864	10,413	1.90
Money market	610,286	4,349	2.89	669,602	3,546	2.15
Subtotal	4,892,828	28,002	2.32	4,738,481	21,546	1.85
Certificates of deposit	2,513,838	29,153	4.70	2,005,639	18,301	3.70
Total interest-bearing deposits	7,406,666	57,155	3.13	6,744,120	39,847	2.40
Total deposits	9,737,136	57,155	2.38	9,170,776	39,847	1.76

Borrowings:
Short-term borrowings	87,928	1,172	5.41	674,868	7,503	4.51
Long-term borrowings	3,599,032	39,858	4.49	2,481,793	27,188	4.44
Total borrowings	3,686,960	41,030	4.51	3,156,661	34,691	4.45

Total deposits and borrowings	13,424,096	98,185	2.96	12,327,437	74,538	2.45

Other liabilities	337,178			310,038

Total liabilities	13,761,274			12,637,475

Stockholders’ equity	1,040,212			977,585

Total liabilities and stockholders’ equity	$14,801,486			$13,615,060

Net interest income and margin		$135,477	4.00%		$131,168	4.25%

(1)  Annualized.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS

(Dollars in thousands, except per-share data)

(Unaudited)

	At or For the Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2007	2006	2006	2006	2006
Interest income:
Loans and leases	$201,605	$204,150	$199,469	$188,988	$176,983
Securities available for sale	25,105	24,699	24,481	25,156	23,699
Education loans held for sale	4,146	3,019	3,438	4,205	4,347
Investments	2,806	1,173	862	792	677
Total interest income	233,662	233,041	228,250	219,141	205,706
Interest expense:
Deposits	57,155	55,996	53,234	46,247	39,847
Borrowings	41,030	41,158	39,983	37,452	34,691
Total interest expense	98,185	97,154	93,217	83,699	74,538
Net interest income	135,477	135,887	135,033	135,442	131,168
Provision for credit losses	4,656	10,073	5,288	4,177	1,151
Net interest income after provision for credit losses	130,821	125,814	129,745	131,265	130,017
Non-interest income:
Fees and service charges	62,022	66,735	70,777	71,099	61,555
Card revenue	23,261	23,485	24,353	22,984	21,262
ATM revenue	8,749	9,019	9,880	9,762	9,099
Investments and insurance revenue	2,178	2,087	3,226	2,894	2,488
Subtotal	96,210	101,326	108,236	106,739	94,404
Leasing and equipment finance	14,001	15,165	13,372	12,552	11,915
Other	1,953	2,340	6,644	4,331	8,252
Fees and other revenue	112,164	118,831	128,252	123,622	114,571
Gains on sales of branches and real estate	31,173	—	1,260	—	2,928
Total non-interest income	143,337	118,831	129,512	123,622	117,499
Non-interest expense:
Compensation and employee benefits	88,093	85,811	84,795	85,083	86,168
Occupancy and equipment	30,451	29,905	28,664	27,998	28,051
Advertising and promotions	5,981	6,235	8,220	6,755	5,716
Other	35,315	39,611	36,931	37,725	37,182
Subtotal	159,840	161,562	158,610	157,561	157,117
Operating lease depreciation	4,360	4,000	3,779	3,405	3,163
Total non-interest expense	164,200	165,562	162,389	160,966	160,280
Income before income tax expense	109,958	79,083	96,868	93,921	87,236
Income tax expense	27,234	25,350	30,941	26,860	29,014
Net income	$82,724	$53,733	$65,927	$67,061	$58,222

Net income per common share:
Basic	$.65	$.42	$.51	$.52	$.45
Diluted	$.65	$.42	$.51	$.52	$.45

Dividends declared per common share	$.2425	$.23	$.23	$.23	$.23

Financial Ratios:

Return on average assets (1)	2.24%	1.49%	1.86%	1.92%	1.71%
Return on average common equity (1)	31.81	20.68	26.44	27.75	23.82
Net interest margin (1)	4.00	4.07	4.11	4.22	4.25
Net charge-offs as a percentage of average loans and leases (1)	0.10	.24	.18	.16	.08
Average total equity to average assets	7.03%	7.20%	7.02%	6.92%	7.18%

(1)  Annualized.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS AND SUPPLEMENTAL INFORMATION

(In thousands)

(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2007	2006	2006	2006	2006
ASSETS

Cash and due from banks	$309,741	$316,389	$322,484	$325,715	$332,293
Investments	231,256	101,548	72,393	69,176	70,655
Securities available for sale	1,861,335	1,840,649	1,829,917	1,880,671	1,781,586
Education loans held for sale	201,924	145,283	190,724	228,492	281,185
Loans and leases:
Consumer home equity:
Fixed-rate	4,475,520	4,293,070	4,027,680	3,721,249	3,350,168
Variable-rate	1,442,593	1,502,537	1,585,487	1,689,402	1,865,549
Consumer - other	41,853	40,119	36,978	34,854	34,833
Total consumer home equity and other	5,959,966	5,835,726	5,650,145	5,445,505	5,250,550
Commercial real estate:
Fixed- and adjustable-rate	1,732,636	1,718,735	1,699,431	1,672,865	1,569,077
Variable-rate	645,047	692,497	709,806	725,560	760,502
Total commercial real estate	2,377,683	2,411,232	2,409,237	2,398,425	2,329,579
Commercial business:
Fixed- and adjustable-rate	163,014	152,018	142,293	127,702	115,745
Variable-rate	391,113	384,360	403,070	372,828	333,619
Total commercial business	554,127	536,378	545,363	500,530	449,364
Leasing and equipment finance	1,837,964	1,771,231	1,707,045	1,624,781	1,533,034
Subtotal	10,729,740	10,554,567	10,311,790	9,969,241	9,562,527
Residential real estate	614,970	643,087	676,454	714,433	751,782
Total loans and leases	11,344,710	11,197,654	10,988,244	10,683,674	10,314,309
Allowance for loan and lease losses	(58,714)	(56,440)	(55,079)	(55,085)	(55,121)
Net loans and leases	11,285,996	11,141,214	10,933,165	10,628,589	10,259,188
Premises and equipment	414,041	400,812	388,099	381,174	372,746
Goodwill	152,599	152,599	152,599	152,599	152,599
Other assets	344,594	347,516	321,465	305,771	364,808
	$14,801,486	$14,446,010	$14,210,846	$13,972,187	$13,615,060

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest-bearing deposits:
Retail	$1,532,150	$1,457,265	$1,484,651	$1,557,933	$1,554,007
Small business	596,460	629,011	615,119	604,776	590,240
Commercial and custodial	201,860	206,034	209,365	234,188	282,409
Total non-interest bearing deposits	2,330,470	2,292,310	2,309,135	2,396,897	2,426,656
Interest-bearing deposits:
Premier checking	1,073,500	1,042,361	1,021,560	1,000,749	938,055
Other checking	824,512	813,851	840,966	893,800	909,960
Subtotal	1,898,012	1,856,212	1,862,526	1,894,549	1,848,015
Premier savings	1,070,059	1,014,427	942,760	855,979	780,046
Other savings	1,314,471	1,299,319	1,350,659	1,415,767	1,440,818
Subtotal	2,384,530	2,313,746	2,293,419	2,271,746	2,220,864
Money market	610,286	593,961	609,997	610,766	669,602
Subtotal	4,892,828	4,763,919	4,765,942	4,777,061	4,738,481
Certificates of deposit	2,513,838	2,470,659	2,431,364	2,249,694	2,005,639
Total interest-bearing deposits	7,406,666	7,234,578	7,197,306	7,026,755	6,744,120
Total deposits	9,737,136	9,526,888	9,506,441	9,423,652	9,170,776
Borrowings:
Short-term borrowings	87,928	520,883	619,683	573,418	674,868
Long-term borrowings	3,599,032	3,039,011	2,780,532	2,703,623	2,481,793
Total borrowings	3,686,960	3,559,894	3,400,215	3,277,041	3,156,661
Accrued expenses and other liabilities	337,178	319,740	306,971	304,875	310,038
Total liabilities	13,761,274	13,406,522	13,213,627	13,005,568	12,637,475
Stockholders’ equity:
Common stock	1,316	1,534	1,842	1,842	1,843
Additional paid-in capital	344,685	395,237	468,271	467,768	469,062
Retained earnings	795,884	1,129,892	1,611,335	1,573,856	1,541,523
Accumulated other comprehensive loss	(34,939)	(23,804)	(37,225)	(48,838)	(24,638)
Treasury stock at cost and other	(66,734)	(463,371)	(1,047,004)	(1,028,009)	(1,010,205)
	1,040,212	1,039,488	997,219	966,619	977,585
	$14,801,486	$14,446,010	$14,210,846	$13,972,187	$13,615,060

Supplemental Information:
Securities available for sale	$1,861,335	$1,840,649	$1,829,917	$1,880,671	$1,781,586
Residential real estate loans	614,970	643,087	676,454	714,433	751,782
Total securities available for sale and residential real estate loans	$2,476,305	$2,483,736	$2,506,371	$2,595,104	$2,533,368

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES (1)

(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2007	2006	2006	2006	2006
ASSETS

Investments	4.91%	4.59%	4.74%	4.59%	3.86%
Securities available for sale	5.40	5.37	5.35	5.35	5.32
Education loans held for sale	8.33	8.24	7.15	7.38	6.27
Loans and leases:
Consumer home equity:
Fixed-rate	6.95	6.92	6.87	6.80	6.72
Variable-rate	8.83	8.88	8.91	8.69	8.20
Consumer - other	9.89	10.30	10.31	10.60	9.23
Total consumer home equity and other	7.42	7.45	7.46	7.41	7.26
Commercial real estate:
Fixed- and adjustable-rate	6.38	6.51	6.29	6.24	6.18
Variable-rate	7.72	7.88	7.97	7.60	7.18
Total commercial real estate	6.74	6.91	6.78	6.65	6.51
Commercial business:
Fixed- and adjustable-rate	6.48	6.49	6.32	6.18	6.13
Variable-rate	7.51	7.56	7.60	7.47	6.85
Total commercial business	7.21	7.25	7.27	7.14	6.66
Leasing and equipment finance	7.45	7.56	7.54	7.23	7.12
Subtotal	7.27	7.33	7.31	7.18	7.03
Residential real estate	5.79	5.81	5.81	5.80	5.80
Total loans and leases	7.19	7.25	7.21	7.09	6.94

Total interest-earning assets	6.92	6.98	6.94	6.83	6.68

LIABILITIES

Interest-bearing deposits:
Premier checking	3.10	3.12	3.26	3.18	3.04
Other checking	0.26	.23	.23	.23	.25
Subtotal	1.87	1.85	1.89	1.79	1.67
Premier savings	4.29	4.33	4.33	4.04	3.79
Other savings	1.11	1.06	.95	.84	.88
Subtotal	2.54	2.49	2.34	2.04	1.90
Money market	2.89	2.79	2.64	2.25	2.15
Subtotal	2.32	2.28	2.21	1.97	1.85
Certificates of deposit	4.70	4.59	4.36	4.06	3.70
Total interest-bearing deposits	3.13	3.07	2.93	2.64	2.40
Total deposits	2.38	2.33	2.22	1.97	1.76

Borrowings:
Short-term borrowings	5.41	5.35	5.36	4.99	4.51
Long-term borrowings	4.49	4.46	4.51	4.50	4.44
Total borrowings	4.51	4.59	4.67	4.58	4.45

Total interest-bearing liabilities	2.96	2.94	2.86	2.64	2.45

Net interest margin	4.00%	4.07%	4.11%	4.22%	4.25%

(1)  Annualized.